Second Quarter Report
Quarter ended June 30, 2011

Behringer Harvard Short-Term Opportunity Fund I LP

Hotel Palomar and Residences in Dallas, TX, (left & center) and 1221 Coit Road in Dallas, TX (right), are assets of Behringer Harvard Short-Term Opportunity Fund I LP.

Second Quarter Overview
As of September 21, 2011

•
The Fund is in its asset disposition phase. In the near term, liquidity generated from asset sales and other sources will be used to continue to invest in current portfolio properties, reduce outstanding debt as required by the lenders, and to fund operations, with the objective of returning excess cash to investors as soon as possible. Our ongoing focus is to preserve capital, sustain and enhance property values, and reduce operating expenses. We are also evaluating the potential benefits of converting into a liquidating trust.

•	We are continuing discussions with the lender to restructure the matured loan on 5050 Quorum.

•
1221 Coit Road is fully leased to Internap Network Services Corporation through 2022. We are seeking new financing to repay the current lender and to fund tenant improvements and leasing commissions. Internap has an option through June 2012 to purchase this property at a price significantly higher than the Fund’s carrying value. If they do not exercise this option, we plan to broadly market this property for sale.

•
At 250/290 E. John Carpenter Freeway, we amended the sales contract to provide contingent profit interests that could benefit the Fund under certain circumstances, and adjusted the contracted sales price to $18.8 million from approximately $27.0 million. This sale is expected to close in late September or October. We plan to use the sales proceeds to pay off our line of credit and repay a portion of the Hotel Palomar loan.

•
At the Hotel Palomar and Residences, the hotel’s operating performance is improving as the hospitality sector gradually recovers. The Residences’ recently restarted condominium sales campaign has already generated three sales, with three more units under contract to sell.

•
We sold Landmark I and II on June 30 for $16.25 million. The sales proceeds were used to fully satisfy the existing debt associated with these properties. The Fund retained a back-end promoted interest in distributable cash related to these properties.

Financial Highlights

Some numbers	(in thousands)	3 mos. ended	3 mos. ended	6 mos. ended	6 mos. ended
have been		Jun. 30, 2011	Jun. 30, 2010	Jun. 30, 2011	Jun. 30, 2010
rounded for	Total revenues	$5,375	$5,976	$11,396	$10,955
presentation	Net operating income1	$218	$509	$1,578	$969
purposes.
		As of Jun. 30, 2011	As of Dec. 31, 2010
	Total assets	$164,297	$203,308
	Total liabilities	$155,908	$177,460

Investor Information

A copy of the Partnership’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov or by written request to the Partnership at its corporate headquarters. You may also elect to sign up for electronic delivery by visiting behringerharvard.com and selecting the option to “Go Paperless” at the top of the home page. For additional information about Behringer Harvard and its real estate programs, please contact us at 866.655.3650.

Condensed Consolidated Balance Sheets

	As of	As of
Unaudited (in thousands, except unit amounts)	Jun. 30, 2011	Dec. 31, 2010
Assets
Real estate
Land	$21,018	$29,709
Buildings and improvements, net	71,363	98,415
Total real estate	92,381	128,124

Real estate inventory, net	60,674	60,925
Cash and cash equivalents	2,038	2,040
Restricted cash	2,166	3,039
Accounts receivable, net	3,001	3,827
Prepaid expenses and other assets	819	892
Furniture, fixtures, and equipment, net	584	1,203
Deferred financing fees, net	439	683
Lease intangibles, net	2,195	2,575
Total assets	$164,297	$203,308

Liabilities and Equity
Liabilities
Notes payable	$133,523	$153,430
Note payable to related party	12,018	11,693
Accounts payable	1,045	2,801
Payables to related parties	2,424	2,302
Accrued liabilities	6,898	7,234
Total liabilities	155,908	177,460

Commitments and contingencies

Equity
Partners’ capital
Limited partners—11,000,000 units authorized, 10,803,839 units issued and outstanding at June 30, 2011, and December 31, 2010	(24,053)	(4,768)
General partners	37,333	34,729
Partners’ capital	13,280	29,961
Noncontrolling interest	(4,891)	(4,113)
Total equity	8,389	25,848
Total liabilities and equity	$164,297	$203,308

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard Short-Term Opportunity Fund I LP (which may be referred to as the “Fund,” the “Partnership,” “we,” “us,” or “our”) and our subsidiaries, our anticipated improvements to, and disposition of, properties, amounts of anticipated cash distributions to our investors in the future, anticipated sales of condominium units, and other matters. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of management based on their knowledge of the business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Such factors include those described in the Risk Factors section of the Fund’s filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future event, or otherwise.

Condensed Consolidated Statements of Cash Flows

	6 mos. ended	6 mos. ended
Unaudited (in thousands)	Jun. 30, 2011	Jun. 30, 2010
Cash flows from operating activities
Net loss	$(20,063)	$(10,327)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,337	3,615
Asset impairment loss	18,788	2,774
Inventory valuation adjustment	-	1,667
Gain on troubled debt restructuring	(4,913)	-
Loss on derivative instruments, net	-	38
Changes in operating assets and liabilities:
Real estate inventory	(1,930)	(6,967)
Accounts receivable	339	(170)
Prepaid expenses and other assets	73	(77)
Lease intangibles	(837)	(48)
Accounts payable	72	61
Accrued liabilities	248	(1,194)
Payables or receivables with related parties	122	673
Cash used in operating activities	(4,764)	(9,955)

Cash flows from investing activities
Proceeds from sale of asset	16,155	-
Capital expenditures for real estate	(254)	(268)
Change in restricted cash	873	(938)
Cash provided by (used in) investing activities	16,774	(1,206)

Cash flows from financing activities
Proceeds from notes payable	1,611	7,312
Proceeds from note payable to related party	325	-
Payments on notes payable	(16,514)	(895)
Payments on capital lease obligations	(36)	(32)
Financing costs	(2)	(12)
Contributions from general partners	2,604	4,665
Cash flows provided by financing activities	(12,012)	11,038

Net change in cash and cash equivalents	(2)	(123)
Cash and cash equivalents at beginning of period	2,040	1,964
Cash and cash equivalents at end of period	$2,038	$1,841

Supplemental disclosure
Interest paid, net of amounts capitalized	$2,778	$1,816
Income tax paid	$178	$149

Non-cash investing activities
Note receivable from noncontrolling interest holder	$197	$747
Capital expenditures for real estate in accrued liabilities	$6	$351
Reclassification of real estate inventory to buildings	$-	$3,842

Non-cash financing activities
Contributions from noncontrolling interest holder	$197	$747
Cancellation of debt through discounted payoff	$4,845	$-
Payments on note payable by third party on accrued liabilities	$-	$302

Condensed Consolidated Statements of Operations

	3 mos. ended	3 mos. ended	6 mos. ended	6 mos. ended
Unaudited (in thousands, except per unit amounts)	Jun. 30, 2011	Jun. 30, 2010	Jun. 30, 2011	Jun. 30, 2010
Revenues
Rental revenue	$1,669	$1,880	$3,613	$3,739
Hotel revenue	3,381	3,266	7,458	6,386
Real estate inventory sales	325	830	325	830
Total revenues	5,375	5,976	11,396	10,955

Expenses
Property operating expenses	4,122	3,847	8,014	7,525
Asset impairment loss	7,513	2,774	10,213	2,774
Inventory valuation adjustment	-	-	-	1,667
Interest expense, net	2,026	1,308	3,723	2,655
Real estate taxes, net	522	583	1,078	1,230
Property and asset management fees	407	371	780	742
General and administrative	257	259	464	482
Depreciation and amortization	1,274	1,492	2,721	2,905
Cost of real estate inventory sales	326	843	326	843
Total expenses	16,447	11,477	27,319	20,823

Interest income	45	38	106	68
Loss on derivative instrument, net	-	(4)	-	(38)
Loss from operations before income taxes	(11,027)	(5,467)	(15,817)	(9,838)

Provision for income taxes	(21)	(42)	(69)	(81)
Loss from continuing operations	(11,048)	(5,509)	(15,886)	(9,919)

Loss from discontinued operations	(3,757)	(202)	(4,177)	(408)

Net loss	(14,805)	(5,711)	(20,063)	(10,327)

Noncontrolling interest in continuing operations	494	465	778	999

Net loss attributable to the Partnership	$(14,311)	$(5,246)	$(19,285)	$(9,328)

Amounts attributable to the Partnership
Continuing operations	$(10,554)	$(5,044)	$(15,108)	$(8,920)
Discontinued operations	(3,757)	(202)	(4,177)	(408)
Net loss attributable to the Partnership	$(14,311)	$(5,246)	$(19,285)	$(9,328)

Basic and diluted weighted average limited partnership units outstanding	10,804	10,804	10,804	10,804

Net loss per limited partnership unit-basic and diluted
Loss from continuing operations attributable to the Partnership	$(0.97)	$(0.47)	$(1.39)	$(0.82)
Loss from discontinued operations attributable to the Partnership	(0.35)	(0.02)	(0.39)	(0.04)
Basic and diluted net loss per limited partnership unit unattributable to the Partnership	$(1.32)	$(0.49)	$(1.78)	$(0.86)

The accompanying unaudited, condensed consolidated financial statements do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of June 30, 2011 and December 31, 2010 and our unaudited, condensed consolidated results of operations and cash flows for the periods ended June 30, 2011 and June 30, 2010.

15601 Dallas Parkway, Suite 600	Presorted
Addison, TX 75001	Standard
U.S. Postage Paid
Date Published 09/11 • IN • 768-1	Behringer Harvard
© 2011 Behringer Harvard

Second Quarter Report
Behringer Harvard Short-Term Opportunity Fund I LP

behringerharvard.com

Net Operating Income (NOI)1

	3 mos. ended	3 mos. ended	6 mos. ended	6 mos. ended
(in thousands)	Jun. 30, 2011	Jun. 30, 2010	Jun. 30, 2011	Jun. 30, 2010
Total revenues	$5,375	$5,976	$11,396	$10,955
Operating expenses
Property operating expenses	4,122	3,847	8,014	7,525
Real estate taxes, net	522	583	1,078	1,230
Property and asset management fees	407	371	780	742
Cost of real estate inventory sales	326	843	326	843
Less: Asset management fees	(220)	(177)	(380)	(354)
Total operating expenses	5,157	5,467	9,818	9,986
Net operating income	$218	$509	$1,578	$969

Reconciliation to Net Loss

Net operating income	$218	$509	$1,578	$969
Less: Depreciation and amortization	(1,274)	(1,492)	(2,721)	(2,905)
General and administrative expenses	(257)	(259)	(464)	(482)
Interest expense, net	(2,026)	(1,308)	(3,723)	(2,655)
Asset management fees	(220)	(177)	(380)	(354)
Asset impairment loss	(7,513)	(2,774)	(10,213)	(2,774)
Inventory valuation adjustment	-	-	-	(1,667)
Provision for income taxes	(21)	(42)	(69)	(81)
Add: Interest income	45	38	106	68
Loss on derivative instrument, net	-	(4)	-	(38)
Loss from discontinued operations	(3,757)	(202)	(4,177)	(408)
Net loss	$(14,805)	$(5,711)	$(20,063)	$(10,327)

1  Net operating income (NOI), a non-GAAP financial measure, is defined as total revenue less property operating expenses, real estate taxes, property management fees, advertising costs, and cost of real estate inventory sales. Management believes that NOI provides an accurate measure of the Partnership’s operating performance because NOI excludes certain items that are not associated with management of our properties. NOI should not be considered as an alternative to net income (loss) or an indication of our liquidity. NOI is not indicative of funds available to fund our cash needs or our ability to make distributions and should be reviewed in connection with other GAAP measurements. To facilitate understanding of this financial measure, a reconciliation of NOI to GAAP net loss has been provided.